UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2007

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2200 Norcross Parkway, Norcross, Georgia		30071
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2007, two individuals, including one member of the Board of Directors of the Company, loaned the Company a total of $75,000. The funds were utilized for working capital purposes of the Company. The loan is due on demand and has a due date of March 18, 2007. Interest is payable at a rate of 12 percent per annum on the date of repayment. The loan is uncollateralized.

Item 3.03	Material Modification to Rights of Security Holders.

On February 16, 2007, Simtrol, Inc. (the "Company") filed the attached Certificate of Amendment of Certificate of Incorporation of the Company (the "Amendment") with the State of Delaware regarding the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. The Amendment provides for, among other things, the following material terms of the Series B Convertible Preferred Stock (the "Series B Preferred Stock"): (i) 3,333 shares of the Company's authorized preferred stock were designated as Series B Preferred Stock, with a stated value of $750.00 per share; (ii) the Series B Preferred Stock is callable, at the option of the Company, at $1,875.00 per share; (iii) the Series B Preferred Stock contains a mandatory conversion feature whereby it is automatically converted to common stock of the Company in the event that the bid price of the Company's common stock closes at or above $1.00 for 20 consecutive trading days and the average daily trading volume of the Company's common stock is equal to or greater than $150,000; (iv) the Series B Preferred Stock includes a 12% noncumulative coupon, payable semi-annually, in cash or in common stock of the Company; (v) the holders of the Series B Preferred Stock receive pre-emptive rights to participate in subsequent equity financings at a pro rata percentage of ownership on an as-converted basis; and (vi) the modification of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock requires the majority approval of the holders of the Series B Preferred Stock.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached as Exhibit 3.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation of Simtrol, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: February 23, 2007